Albertsons® Companies Announces 13% Increase in Common Stock Dividend

BOISE, Idaho – April 14, 2026 - Albertsons® Companies, Inc. (NYSE: ACI) (the “Company”) today announced its Board of Directors has declared an increased cash dividend for the first quarter of fiscal 2026 of $0.17 per share of common stock, representing a new annualized dividend of $0.68 per share. The quarterly cash dividend is payable on May 8, 2026, to stockholders of record as of the close of business on April 24, 2026.

This increase reflects the Company’s confidence in its core business, the strength of the underlying free cash flow generation and its balanced approach to capital allocation over time. Since the Company’s initial public offering in June 2020, the Company’s dividend has grown from an annualized level of $0.40 per share to $0.68 per share, representing a 10% compound annual growth rate.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of Feb. 28, 2026, the Company operated 2,244 retail food and drug stores with 1,713 in-store pharmacies, 405 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's and Star Market are trademarks of Albertsons Companies Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Important Notice Regarding Forward-Looking Statements
This press release contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the Company’s expectations, perspectives and projected financial performance, are forward-looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties. The Company cautions that the risks and uncertainties could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are described in the “Risk Factors” section or other sections in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2025, and in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

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